APPENDIX 1

1.    CODE OF ETHICS
Ecofin Advisor Limited (also referred to as “Ecofin” or “the Firm”) has adopted a Code of Ethics (also known as “the Code”), in conjunction with our Compliance Manual, to meet both its SEC and FCA regulatory obligations and its fiduciary obligation to its clients. At all times, Ecofin, its Directors and employees must work on behalf of the best interests of its clients.

This Code of Ethics sets out Ecofin Policies on the following, in addition to other more general matters that all Ecofin Directors and Employees must read and agree to be bound by:
A.Outside Business Activities
B.Personal Account Dealing
C.Insider Trading
D.Allocation and Aggregation
E.Trade Recordkeeping
F.Best Execution
G.Inducements
H.Conflicts of Interest
I.Proxy Voting Policy
J.Complaints
K.Anti-Bribery Policy
L.Anti-Fraud Policy
M.Whistleblowing Policy
N.Prevention of criminal facilitation of tax evasion
O.Policies and Procedures with Respect to Payments to Public Officials
P.Social Media Policy

Definitions
The following words shall have the meanings respectively assigned to them:

“Clients” means the entities to which Ecofin acts as an investment adviser, including Funds, SMAs and other clients.

"Compliance Officer" shall mean the Chief Compliance Officer, as may be designated by the Adviser from time to time, or his or her designee.

"Investor" means any person, corporation, partnership, association, trust, organization or other entity that is the legal or beneficial owner of any Shares or Limited Directorship interests in the Funds.

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As relevant to Ecofin, "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, any rules adopted by the Securities Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.
As a registered investment adviser, Ecofin and its employees have fiduciary and other obligations to its Clients. This means Ecofin must, among other things, (i) render disinterested and impartial advice; (ii) make suitable investment decisions (or recommendations) for the Clients in light of their investment objectives and restrictions; (iii) exercise a high degree of care in the conduct of its business; (iv) have an adequate basis in fact for any and all recommendations, representations, and forecasts; (v) provide full and fair disclosure of transactions involving actual or potential conflict with interests of any Client and enter into such transaction either with the consent (deemed or express) of the Fund or on an arm’s length basis; and (vi) treat all of the Clients fairly and equitably. A breach of any of these duties or obligations may, depending on the circumstances, subject the employee to Firm sanctions up to and including termination of employment and may expose Ecofin, its supervisory personnel and any employee involved to SEC and state disciplinary actions and to potential criminal and civil liability.

Each Employee is expected to be sensitive to situations that may give rise to conflicts with our Clients’ interests and to bring such conflicts to the attention of the CCO. It is not possible to provide a precise or comprehensive definition of a conflict. However, one factor that is common to all conflicts is the possibility that an Employee’s actions or decisions will be affected because of a divergence between or among the interests of Ecofin or its Employees and the interests of our Clients. The duty to report conflicts covers not only conflicts between Employees and our Clients, or between Ecofin and our clients, but also conflicts that may arise between the interests of one Client and another Client or one group or class of Clients and another group or class of Clients. The CCO, in discussion with the Board of Directors, will determine the most appropriate method of handling a reported conflict. This may require the firm to augment or disclosures and implement additional controls or procedures. The CCO maintains records of the nature of all material identified conflicts, and the controls and procedures in place to mitigate such conflicts.

The Code incorporates the following general principles which all Directors and employees are expected to uphold:
•We must at all times place the interests of our Clients first;
•All personal securities transactions must be conducted in a manner consistent with the Code and avoid any actual or potential conflicts of interest or any abuse of a director’s or employee's position of trust and responsibility;
•Directors and employees must not take any inappropriate advantage of their positions at the Firm;

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•Information concerning the identity of securities and financial circumstances of the Funds and their investors must be kept confidential;
•Independence in the investment decision-making process must be maintained at all times.
The Firm believes that these general principles not only help fulfil its fiduciary obligations, but also protect the Firm's reputation and instil in its staff the Firm's commitment to honesty, integrity and professionalism. Employees should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment.

Each Employee is responsible for reading, understanding and consenting to comply with the policies contained herein. The importance of compliance with this Code of Ethics cannot be overemphasized. Failure to comply may result in fines, censures and other sanctions against such Employees and/or Ecofin. Any Employee who has or obtains knowledge of, or information concerning, any actions prohibited by this section shall promptly notify the Chief Compliance Officer.
The Code requires all staff to comply with applicable US federal securities laws. The CCO is responsible for ensuring that procedures are adopted in this Compliance Manual or other policies in order to address and comply with laws applicable to Ecofin’s business.
Reporting violations
Every employee must immediately report any violation of the Code to the CCO. All reports will be treated confidentially and investigated promptly and appropriately. The Firm will not retaliate against any employee who reports a violation of the Code in good faith and any retaliation constitutes a further violation of the Code. The CCO will keep records of any violation of the Code and of any action taken as a result of the violation.

Administration of the Code of Ethics.
The CCO will receive and review all reports submitted pursuant to the Code. The CCO will review the reports to determine that personal trades are consistent with requirements and restrictions set forth in the Code and do not otherwise indicate any improper trading activities. The CCO also will ensure that all books and records relating to the Code are properly maintained. These books and records must be maintained by the Firm in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of the Firm.

Finally, the Firm is required to include a description of the Code in Part 2 of the Firm’s Form ADV and, upon request, furnish investors in the Funds with a copy of the Code. The CCO will ensure that a proper description of the Code is included in the Form ADV and will coordinate the distribution of the Code to any investors who request a copy.

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Any violation of any provision of the Code may result in disciplinary action. The CCO will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.
Acknowledgment of receipt and compliance

The Firm will provide each employee with a copy of the Code and any amendments hereto. Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer. Each employee must provide the Firm with a periodic written acknowledgement via MyComplianceOffice, on at least an annual basis, evidencing the fact that such employee has received and reviewed, and complies with the Code.

Ecofin Policies

Ecofin has established policies to address specific conflicts, which are set out below:

A.Outside Business Activities
B.Personal Account Dealing
C.Insider Trading
D.Allocation and Aggregation
E.Trade Recordkeeping
F.Best Execution
G.Inducements
H.Conflicts of Interest
I.Proxy Voting Policy
J.Complaints
K.Anti-Bribery Policy
L.Anti-Fraud Policy
M.Whistleblowing Policy
N.Prevention of criminal facilitation of tax evasion
O.Pay to Play Policies
P.Social Media

This Code of Ethics is not to be construed as all-inclusive, but rather, serves as a guide in conducting and supervising our investment advisory businesses. Thus, each Employee is required to recognize and respond appropriately to specific issues as they arise. Any issues that relate to this manual must be directed to the CCO.

A.OUTSIDE BUSINESS INTERESTS
An Employee's service on the board of directors of an outside company, as well as other outside activities generally, could lead to the potential for conflicts of interest and insider trading problems, and may otherwise interfere with an employee's duties to the Firm. Accordingly, employees are prohibited from serving on the boards of

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directors of any outside company, unless the service (i) would be in the best interests of the Firm or the Clients and (ii) has been approved in writing by the Compliance Officer. In addition, any employee serving on the board of a private company which is about to go public may be required to resign from that position either immediately or at the end of the current term.
An employee must obtain pre-approval from the Compliance Officer prior to engaging in any of these activities as set out below:

Upon employment or prior to (1) accepting employment of any type (whether volunteering or for payment) outside of Ecofin, (2) serving as an officer or director of any business, or (3) a direct family member living in the same household having a financial interest in another financial institution which might create a conflict of interest for Ecofin, every Employee must disclose such activities and obtain the approval of the CCO. Any Employee who engages in such approved activity or business must not conduct such business or activity from Ecofin ’s office. You must provide any changes to the information promptly to the CCO.
a.Community, Charitable and Professional Activities
Ecofin encourages Employees to participate actively in and provide leadership to community, charitable, and professional activities but Employees must obtain prior written approval if financial responsibilities or an Ecofin relationship is involved. Pre- approval is necessary for activities such as serving as the director, officer or any similar role even if it’s for a charity, not-for-profit organization or on a volunteer basis. Pre-approval is NOT necessary for activities which do not involve a financial responsibility such as a sitting on the PTA board, participating in a fund-raising walk, tutoring or mentoring a student and other similar activities.
b.Business Directorships
Employee appointments to business directorships must be approved by Ecofin in advance. All such requests must be in writing and should specify whether the business has a relationship with Ecofin and, if so, the nature and extent of that relationship.

c.Outside Employment
Ecofin generally discourages its Employees from accepting employment outside Ecofin. Employees must inform the CCO of all outside employment, particularly those which may pose potential conflict of interests with their position with Ecofin. Consideration must be made as to whether the additional employment will interfere with the performance of the Employee’s duties.

Employees must obtain the written consent of Ecofin prior to undertaking any independent practice as a financial advisor that could result in compensation. Employees shall disclose to Ecofin in writing all benefits, including monetary compensation that they receive for their services in independent practice as a financial advisor.
d.Outside Business Interests of Family Members

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If an Employee’s immediate family member living within the same household has a relationship with a financial institution which has the possibility of causing a conflict of interest with Ecofin (i.e., Ecofin has a business relationship with such financial institution), the Employee should disclose such information with the CCO.

B.PERSONAL ACCOUNT DEALING
Ecofin has adopted the Ecofin Advisors LLC Personal Trading Policy (the “Policy”) is to ensure a consistent proper management of conflicts of interest which may exist, or appear to exist, when Access Persons, being all employees of Ecofin, who own or engage in transactions involving any Covered Security (as defined below).

Central to this Policy is the principle that Employees of Ecofin will adhere to the highest ethical standards and will act in accordance with the fiduciary principles mentioned in this Code of Ethics.

Each Access Person will be assumed to have a pecuniary interest, and therefore, beneficial interest in or ownership of, all securities held by the Access Person, the Access Person’s spouse, all minor children, all dependent adult children and adults sharing the same household with the Access Person (other than mere roommates) and in all accounts subject to their direct or indirect influence or control and/or through which they obtain the substantial equivalent of ownership, such as trusts in which they are a trustee or beneficiary, partnerships in which they are the general partner (except where the amount invested by the general partner is limited to an amount reasonably necessary in order to maintain the status as a general partner), corporations in which they are a controlling shareholder (except any investment company, trust or similar entity registered under applicable U.S. or foreign law) or any other similar arrangement.
“Covered Security” shall mean any security (including crypto-currencies), and any security related to or connected with such security, except that it shall not include (1) securities which are direct obligations of the government of the United States, (2) bankers’ acceptances, bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements, (3) shares issued by money market Funds, (4) shares issued by U.S. registered open-end investment companies except Reportable Funds, and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end Funds, none of which are Reportable Funds.
“Reportable Fund” means (i) any Fund for which the Firm or any member of the TortoiseEcofin group of companies serves as an investment adviser, or (ii) any Fund whose investment adviser or principal underwriter controls us, we control or is under common control with us. For purposes of this definition, “control” has the meaning given to it in Section 2(a)(9) of the Investment Company Act of 1940.
Any questions an Access Person may have about whether an interest in a security or an account constitutes beneficial interest or ownership should be directed to the

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Compliance Officer or another member of the Compliance Team in TortoiseEcofin US.

•Restrictions on Personal Securities Transactions
oAccess Persons of the Firm may not sell to, or purchase from, any client any security or other property (except merchandise in the ordinary course of business), in which such Person has or would acquire a beneficial interest, unless such purchase or sale involves shares of a Fund, or is otherwise permitted pursuant to Section 17 of the 1940 Act.
oAccess Persons of the Firm may only engage in the purchase and sale of shares of any Reportable Fund during the periods allowed by, and in accordance with, the policies and procedures of such Reportable Fund. However, even within those periods, no transactions should be entered into in violation of Rule 10b-5 prohibiting the use of inside information and all transactions should be carried out in compliance with Section 16 of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.
oAccess Persons of the Firm shall not discuss with or otherwise inform others of any actual or contemplated security transaction by any client except in the performance of employment duties or in an official capacity and then only for the benefit of the client, and in no event for personal benefit or for the benefit of others.
oAccess Persons shall not disseminate (1) information regarding changes in the index methodology of any Proprietary Index, (2) changes in the constituent components of a Proprietary Index, or (3) information regarding a Portfolio Deposit, prior to the public announcement or dissemination of such information, except in the performance of employment duties.
oAccess Persons of the Firm shall not release information to dealers or brokers or others (except to those concerned with the execution and settlement of the transaction) as to any changes in any client’s investments, proposed or in process, except (i) upon the completion of such changes, (ii) when the disclosure results from the publication of a prospectus by a Reportable Fund, (iii) in conjunction with a regular report to shareholders of a Reportable Fund, or to any governmental authority resulting in such information becoming public knowledge, or
(iv) in connection with any report to which shareholders of a Reportable Fund are entitled by reason of provisions of the articles of incorporation, bylaws, rules and regulations, contracts or similar documents governing the operations of such company.

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oAccess Persons of the Firm may not use knowledge of portfolio transactions made or contemplated for any client, or changes to index methodology or constituent components of Proprietary Indices, to profit by the market effect of such transactions or otherwise engage in fraudulent conduct in connection with the purchase or sale of a security sold or acquired by any client.
oNo Access Person of the Firm shall knowingly take advantage of an opportunity of any client for personal benefit, or take action inconsistent with such Access Person’s fiduciary obligations to the Firm’s clients. All personal securities transactions must be consistent with this Code and Access Persons must avoid any actual or potential conflict of interest or any abuse of any Access Person’s position of trust and responsibility.
oAny transaction in a Covered Security in anticipation of any client’s transaction (“front-running”) is prohibited.
oNo Access Person of the Firm shall purchase or sell, directly or indirectly, any Covered Security which such Access Person knows that the Firm either is purchasing or selling, or is considering for purchase or sale, for any client until either the client’s transactions have been completed or consideration of such transaction is abandoned.
oWhen anything in this Section prohibits the purchase or sale of a security, it also prohibits the purchase or sale of any related securities, such as puts, calls, other options or rights in such securities and securities-based futures contracts and any securities convertible into or exchangeable for such security.

oAny Access Person of the Firm who trades in violation of this Section will be subject to sanctions as set forth below.
•Preclearance of Personal Securities Transactions
oNo Access Person of the Firm may buy or sell any Covered Security for an account beneficially owned by him without having first obtained specific permission from MCO. Requests for preclearance and approval for trades involving a Covered Security, Initial Public Offerings or Limited Offerings should be submitted to the Compliance Officer via MCO. After preclearance has been approved, the transaction may be affected either internally or through an external broker. Transaction orders must be placed within one week of the day permission to trade is granted or such shorter period as is indicated in the approved preclearance.

oNo Access Person of the Firm shall directly or indirectly acquire a beneficial interest in securities through a Limited Offering or in an Initial

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Public Offering without obtaining the prior consent of the Compliance Officer via MCO. This restriction applies to ANY Limited Offering or Initial Public Offering. Examples of Limited Offerings include, but are not limited to, the private funds managed by the Firm’s affiliates. Consideration will be given to whether or not the opportunity should be reserved for the Firm’s clients. The Compliance Officer will review these proposed investments on a case-by-case basis and approval may be appropriate when it is clear that conflicts are very unlikely to arise due to the nature of the opportunity for investing in the Initial Public Offering or Limited Offering.
•Excluded Transactions
The trading restrictions in the two previous sections do not apply to the following types of transactions:
oTransactions effected for any account over which the Access Person has no direct or indirect influence or control and which has been disclosed to the Adviser’s Compliance Officer.

oNon-volitional purchases and sales, such as dividend reinvestment programs or “calls” or redemption of securities.

oThe acquisition of securities by gift or inheritance or disposition of securities by gift to charitable organizations.
oStanding orders for retirement plans provided that prior clearance is obtained before an Access Person starts, increases, decreases or stops direct debits/standing orders for retirement plans. Lump sum investments in or withdrawals from such plans must be precleared on a case-by-case basis and are subject to trading restrictions.
oTransactions involving affiliated private funds for which the Access Person’s subscription agreement was approved by a Compliance Officer.
•Reporting Procedures for Personal Securities Transactions
Access Persons of the Firm shall, through MyComplianceOffice (or another method acceptable to the Adviser’s Compliance Officer), submit to the Compliance Officer the reports set forth below. Any report required to be filed shall not be construed as an admission by the Access Person making such report that he/she has any direct or indirect beneficial interest in the security to which the report relates.
oBrokerage Accounts. Before effecting personal transactions through an external broker, each Access Person must (i) inform the brokerage firm of his affiliation with the Adviser; (ii) make arrangements or provide necessary

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documentation for linking personal accounts through MyComplianceOffice; provided that in the event an Access Person is unable to link a personal account through MyComplianceOffice, the Access Person must make arrangements to allow the Access Person to upload duplicate confirmations or account statements for such account to MyComplianceOffice (or otherwise provide such duplicate account statements or transaction information to the Adviser’s Compliance Officer).
oInitial Holdings Report. Each Access Person must provide an initial holdings report which includes the following information within ten (10) days of becoming an Access Person:
•The title, type of security, the exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
•The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
•The date that the report is submitted by the Access Person.
The information contained in the initial holdings report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The initial holdings report may also be completed by linking personal accounts through MyComplianceOffice and/or by uploading duplicate account statements to MyComplianceOffice for personal accounts where linking is not possible.
oQuarterly Transaction Reports. Not later than thirty (30) days following the end of a calendar quarter, each Access Person must submit a report which includes the following information:
(i)with respect to any transaction in the quarter in a Covered Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:
•The date of the transaction, the title, the exchange ticker symbol or CUSIP number, as applicable, interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved;
•The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);
·    The price of the Covered Security at which the transaction was effected;

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•The name of the broker, dealer or bank with or through which the transaction was effected; and
•The date that the report is submitted by the Access Person.
(ii)with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
•The name of the broker, dealer or bank with whom the Access Person established the account;
•The date the account was established; and
•The date that the report is submitted by the Access Person.
The quarterly transaction report may also be completed by linking personal accounts through MyComplianceOffice and/or by uploading duplicate account statements to MyComplianceOffice for personal accounts where linking is not possible.
oAnnual Holdings Report. Each Access Person shall submit the information required above annually within thirty (30) days of the end of each calendar year through MyComplianceOffice. The information shall be current as of a date no more than forty-five (45) days before the report is submitted. The annual holdings report may also be completed by linking personal accounts through MyComplianceOffice and/or by uploading duplicate account statements to MyComplianceOffice for personal accounts where linking is not possible.
oReview of Reports. The Adviser’s Compliance Officer shall be responsible for identifying Access Persons of the Firm, notifying them of their obligations under this Code and reviewing reports submitted by those Access Persons. The Compliance Officer will maintain the names of the persons responsible for reviewing these reports, as well as records of all reports filed pursuant to these procedures. No person shall be permitted to review his/her own reports. Such reports shall be reviewed by the Compliance Officer or other officer who is senior to the person submitting the report.
oExceptions from Reporting Requirements.
(i)An Access Person of an Adviser need not make reports pursuant to this Section 10 with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control, such as variable annuity accounts or Section 529 qualified tuition plans (unless such accounts or plans are managed, distributed, marketed, or underwritten by the Adviser or its

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affiliates).    Access Persons relying on this exception must inform the Adviser’s Compliance Officer of accounts meeting this exception.
(ii)An Access Person need not make reports with respect to transactions effected pursuant to an Automatic Investment Plan. Notwithstanding the foregoing, if any such account holds shares of a Reportable Fund for which the Access Person must file Forms 3, 4 or 5 pursuant to Section 16(a) of the Securities Exchange Act of 1934 (i.e. directors and senior officers of the Tortoise closed-end funds), the Access Person must provide to the Compliance Officer information on transactions in, and holdings of, shares of such Reportable Fund in the account to allow the timely filing of such reports.

a.Restricted list
A Restricted List is maintained and kept up to date by Compliance. Generally trading cannot take place in the securities of companies on the Restricted List.The names of the companies on the Restricted List are also confidential information and should not be discussed with anyone outside the Firm.

b.Inside information
Whenever anyone in Ecofin receives inside information about a company that could materially affect the value or share price of that company, they should immediately contact the CCO and ensure that the Restricted List is updated.

c.Condition of Employment
It is a condition of employment of all Ecofin’s Directors and employees that Ecofin’s and Tortoise Advisors Personal Account Dealing Rules be followed at all times. Any personal account dealing undertaken contrary to these Rules will be considered to be a serious disciplinary offence and a breach of the terms of the individual’s employment. In extreme cases a breach can constitute grounds for dismissal.

C.INSIDER TRADING
Legislation requires that Ecofin establish, maintain and enforce written policies and procedures reasonably designed to prevent Ecofin and its Employees from misusing material non-public information. Violations of the laws against insider trading and tipping by Employees can expose Ecofin and any employee involved to severe criminal and civil liability. In addition, Ecofin and its personnel have ethical and legal responsibilities to maintain the confidences of our Clients and to protect as valuable assets confidential and proprietary information developed by or entrusted to Ecofin.

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By virtue of the various activities conducted by Ecofin, Ecofin and its Employees may come into possession, from time to time, of confidential information concerning a company and past or contemplated transactions in a company’s securities by or for the account of Clients. Depending on the circumstances, this confidential information may be both “material” and “nonpublic” (each as defined below).

Ecofin and any Employee involved may be exposed to potential insider trading or tipping liability under the federal securities laws if Ecofin or any Employee executes transactions, whether for a Client or otherwise, in securities with respect to which Ecofin possesses material nonpublic information. This potential liability is particularly problematic because Ecofin as a whole may be deemed to possess any material nonpublic information known by any of its Employees unless Ecofin has implemented effective procedures to segment the flow of that information to others within Ecofin
It is Ecofin’s policy that all Employees of Ecofin are prohibited from:

1.Buying or selling securities of any sort, whether registered or not, in the market in the United States, the United Kingdom or in any other foreign country, whether for their personal securities account, Ecofin’s account or the account of their Clients, while possessing material non-public information with respect to such securities; or

2.Revealing material non-public information, expressly, implicitly or by way of making a recommendation to anyone who may purchase or sell securities based upon such information. This prohibition does not cover controlled disclosure of information to persons who have a legitimate need to know the information, have agreed to treat it confidentially and are approved by the CCO to receive such information; or
3.Undertake any activity that would violate the FCA’s Code of Market Conduct, which defines market abuse in the United Kingdom; the concept of market abuse is broad and includes insider dealing, improper disclosure, misuse of information and market manipulation and distortion.
B.Material Non-public Information

Corporate insiders who possess material non-public information about a corporation may be required either to:
1.Disclose that information to the investing public; or

2.Refrain from passing such information along to others, trading in or recommending the purchase or sale of the corporation’s securities.
Similarly, as a general rule, those to whom corporate insiders “tip” material non-public information must refrain from passing such information along to others, trading in or recommending the corporation’s securities. In addition, under most circumstances, tipping or trading on material non-public information about a tender offer may violate

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the rules of the SEC. Tipping may include spreading rumours about potential tender offers. Specifically, Employees may not pass along a rumour regarding a tender offer to those who are likely to trade on the information or further spread the rumour if the rumour emanated, directly or indirectly, from someone connected with the target, the offeror, or their respective officers, directors, partners, employees or persons acting on their behalf, even if such information was inadvertently communicated.

C.Suspicious Activity

Employees should promptly report to the CCO any transaction that may arouse suspicions with respect to insider dealing or market abuse.
D.Materiality

The question of whether information is “material” is not always easily resolved. Generally, the courts have held that a fact is material if there is substantial likelihood that a reasonable investor would consider the information “important” in making an investment decision. As such, material information would include information which would likely affect the market price of any securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell or hold such securities. Examples of material information may include, but are not limited to, the following:

•Significant dividend increases or decreases
•Significant earnings information or estimates
•Significant changes in earnings information or estimates previously released by a company
•Significant expansion or curtailment of operations
•Significant increases or declines in orders
•Significant merger, acquisition or divestiture proposals or agreements
•Significant new products or discoveries
•Extraordinary borrowing
•Major litigation
•Significant liquidity problems
•Extraordinary management developments
•Purchase or sale of substantial assets
•Capital restructuring, such as exchange offers
•Block and/or Restricted (e.g., PIPE) Securities transactions
E.Non-public Information

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Information is “non-public” if it has not been disclosed generally to the investing public. Information is made public if it has been broadly disseminated and made available to the general public by publication in the newspapers or other media or if it has been the subject of a press release addressing the general investing public. However, information is not necessarily made public merely because such information is communicated through rumours or other unofficial statements in the marketplace.

F.Insider Trading Policy

It is imperative that Ecofin exercise control over the circumstances in which it receives material non-public and other confidential information in order to avoid, among other things, being restricted in trading (including becoming "frozen" in an existing position) in the subject securities. Accordingly, as a matter of policy, no Employee should seek out or agree to receive material non-public information except with the specific written approval of and in accordance with procedures specified by the CCO (“Approved Circumstances”).

•If any Employee receives, or believes he or she may have received, material non-public information other than in an Approved Circumstance, such Employee must immediately notify the CCO.
•On receipt of such notice, the CCO will, as appropriate, place the relevant security on a list of prohibited securities (the “Restricted List”).
•Generally, until such security is removed from the Restricted List, Ecofin and its employees may not trade in, solicit trades in, or recommend the securities on the Restricted List or otherwise reveal the nature or existence of the information other than in the proper performance of their duties and in accordance with this Code of Ethics.
•The Employee who received such material non-public information should immediately advise the CCO when, in such Employee’s view, such information is no longer material and non-public or the Employee otherwise believes that the security should be taken off the Restricted List, in which case the CCO will determine with the security should be taken off the Restricted List.
G.Detection of Insider Trading
The CCO will conduct the following reviews to detect any possible trading while in possession of material non-public information:
•Review of personal trade clearance requests for Employees and any related accounts against the securities on the Restricted List;
•Review of trading activity in all Fund accounts against the securities on the Restricted List; and
•Investigation of any circumstances involving possible receipt, trading on or while in possession of material non-public information.

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D.ALLOCATION AND AGGREGATION
Ecofin manages client assets in a variety of portfolios, including unregulated collective investment schemes and managed accounts. Many portfolios may have similar investment strategies; however, the objectives of each portfolio differ from one another and must be considered in their entirety as investment decisions are made. Some of the Company’s clients may have investment restrictions or limitations, which may include regulatory restrictions as well as mandated restrictions.
Where appropriate, Ecofin allocates its trades consistently to ensure the fair allocation of aggregated orders between clients.
Ecofin may not aggregate an order for one Client with an order for another Client, unless the following conditions are met:
(i)it must be unlikely that the aggregation of orders will operate overall to the disadvantage of any of the clients involved; and
(ii)an order allocation policy must be established and implemented, providing in sufficiently precise terms for the fair allocation of aggregated orders, including how the volume and price of orders determines allocations and the treatment of partial executions.
Where Ecofin aggregates an order for a Client with one or more orders of other Client and the aggregated order is partially executed, it must allocate the related trades in accordance with its order allocation policy.
When Ecofin have aggregated two client orders, the executed trades will be allocated on a pro rata basis unless there is a reason for not doing so. The portfolio manager is responsible for annotating the trade blotter anytime an aggregated trade is not allocated on a pro rata basis.

When Ecofin has aggregated transactions for own account with one or more CIS under management or other clients’ orders must not allocate the related trades in a way that is detrimental to such Client.

If Ecofin is able to demonstrate to the Client under management on reasonable grounds that it would not have been able to carry out the order on such advantageous terms without aggregation, or at all, it may allocate the transaction for own account proportionally, in accordance with its order allocation policy.

These procedures are designed to ensure that when Ecofin aggregates a client order with another client’s order and subsequently allocates the executions, we do so consistently in accordance with the FCA rules covering:

•Timely allocation: Allocation will be promptly done by the broker when relevant;

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•Fair allocation: All clients will receive the same executed price or a volume weighted average where there is a series of executions;
•Re-allocation: Any errors in allocation will be promptly corrected so as to not benefit any one client above another; and
•Record keeping: Full documentation is available for all allocations and also, importantly, situations where the Company’s usual policy was not followed.

E.TRADE RECORDKEEPING
Ecofin is required to keep records of client orders and decisions to deal. Because the Company acts as a discretionary investment manager, the following information must be recorded at the time a deal is transmitted to a broker or executed with a venue:
•Date and time;
•The name or designation of the client;
•Any person acting on behalf of the client;
•Buy/sell indicator;
•Financial instrument’s name and code;
•Unit price;
•Currency;
•Quantity;
•Unit notation; and
•Type of order
The CCO periodically monitors our trade recordkeeping to ensure we are complying with our regulatory obligations.

F.BEST EXECUTION
Consistent with the interests of its clients, Ecofin is committed to achieving best execution for its clients and has this policy on the same. Generally it is the decision of the trader as to which brokers to use in accordance with this Policy. Brokers are then ranked on a quarterly basis in assessing Best Execution.

We act in accordance with the best interests of our clients when placing orders through brokers for when we execute orders directly with the market.

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We do not have any soft dollar arrangements or incentives. All research is unbundled from execution and is acquired by Ecofin at an arms-length rate from third-party providers.

We have adopted the following guidelines for evaluating brokerage services when determining whether it has obtained best execution. These guidelines are designed to enable us to fairly evaluate the overall quality and costs of a broker-dealer's execution services, including factors other than prices, commissions and other expenses paid in connection with account transactions.
Ecofin will only place trades for execution with approved broker-dealers. The factors to be considered in selecting and approving broker-dealers that may be used to execute trades on behalf of client accounts include, but are not limited to:

•Overall costs of a trade, including commissions, mark-ups, mark-downs or spreads in the context of our knowledge of negotiated commission rates currently available and other current transaction costs; this is assessed through TCAs
•Quality of execution - accurate and timely execution, clearance and error/dispute resolution
•Reputation, financial strength and stability
•Block trading and block positioning capabilities
•Ability to execute difficult transactions
•Access to underwritten offerings and secondary markets
•Ongoing reliability
•Nature of the security and the available market makers
•Desired timing of the transaction and size of trade
•Confidentiality of trading activity
•Market intelligence regarding trading activity
Ecofin is entitled to use specifically named brokers if instructed to do so by an SMA client. In the event a client directs the use of a specific broker-dealer, the execution costs for the client may be higher than could be obtained by using a broker-dealer selected by the Firm. Such higher costs may result from the disparity of commission rates or prices among broker-dealers, the more limited ability of the Firm to negotiate lower commission rates or prices and the inability of the client to benefit from volume discounts the Firm may obtain from aggregating orders placed with other broker- dealers.

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No securities transactions for the Firm’s clients will be executed through any affiliated broker-dealer with whom the Firm is under common control.

G.INDUCEMENTS
The receipt of gifts by Ecofin Directors or employees must never present a conflict of interest between the donor and the best interests of our clients. Accordingly:
We must never allow any broker or counterparty to assist financially in the resolution of any dealing error unless the error was clearly their responsibility.
We operate policies on the proper receipt of gifts, entertainment and other benefits, as set out below.
There are strict provisions prohibiting the giving, offering or acceptance of gifts, entertainment or other personal benefit of more than de minimis value to any person or entity who is an existing or prospective client of Ecofin or to or from any person or entity that does business with or on behalf of Ecofin or any fund or separately managed account managed by Ecofin (each a “Fund” and collectively, the “Funds”). The following sets forth procedures to be followed in connection with the giving, offering and acceptance of any gifts, entertainment or other personal benefit.
Occasionally an employee of Ecofin may be offered gifts or entertainment opportunities by clients, brokers, vendors or other organizations with whom Ecofin or the Funds conduct business. Ecofin, as a regulated firm and registered investment adviser must comply with regulatory requirements that limit or restrict the giving or receiving of gifts and/or entertainment. Employees have a duty to ensure that their actions are free from any conflict with the interests of Ecofin’s clients. The giving or receiving of any gift or entertainment must be consistent with good business practice, could not be construed as a bribe or corrupt the judgment of the recipient, does not obligate the recipient in any way and would not embarrass the Firm or the Funds.

Whether activity is excessive will be made on a case-by-case basis by Ecofin’s Compliance Department in consultation with outside counsel if needed. As professionals, you are expected to use your best judgment in evaluating whether the frequency or magnitude of any activity is improper.

1.Gifts

Accepting Gifts. The only gift that an employee may accept from a third party that does business with or on behalf of Ecofin or any of the Funds managed by Ecofin, is a gift of de minimis value, promotional items (e.g., pens, mugs, t-shirts and other logo bearing items), and commemorative gifts relating to business transactions (e.g., such as Lucite tombstones). For purposes of these procedures, de minimis value is considered to be no more than £100 (or the equivalent in a local currency) annually on a calendar year basis. Under no circumstances may an employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

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If an employee receives a gift that is prohibited under the Code of Ethics and these procedures, it must be declined or returned in order to protect the reputation and integrity of the Firm. If the gift has already been received and cannot be returned, it will be donated to a charity chosen by the Firm’s Board of Directors. Any question as to the appropriateness of any gift should be directed to Ecofin’s Chief Compliance Officer.

Giving Gifts. In appropriate circumstances, it may be acceptable for Ecofin or its employees to extend gifts to clients or others who do business with Ecofin. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of £100 (or the equivalent of £100 in local currency) must be cleared in advance by Ecofin’s Chief Compliance Officer. Promotional items (e.g. pens, mugs, t-shirts and other Ecofin logo bearing items) will not count toward the
£100 limit.
An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations and generally accepted business practices.

2.Entertainment

The Firm recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events. Accordingly, occasional participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted, provided that the value of the meal or other entertainment item is £250 or less per person (or the equivalent in a local currency), with a limit of £1,000 (or equivalent) annually on a calendar year basis per person. An Employee of Ecofin is required to obtain prior approval from Ecofin’s Chief Compliance Officer before accepting any other entertainment opportunity. Ecofin’s Chief Compliance Officer must clear his or her own participation in the above situations with a Director of Ecofin. Meals provided in Ecofin’s office, a client’s office or in a similar business setting shall not be deemed entertainment and the Firm does not require Employees to report these activities.

3.Lodging and Travel

Lodging. An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an in an entertainment opportunity for which lodging is arranged and paid for by the host,

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the Employee must reimburse the host for the equivalent cost of the lodging. It is the Employee’s responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Employee’s business travel will be paid for by Ecofin, or as applicable, the Funds.
Car and Limousine Services. An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

Air Travel. An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel. It is the Employee’s responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Air travel that is connected to an Employee’s business travel will be paid for by Ecofin, or as applicable, the Funds.
4.Gift/Entertainment Reporting

Reporting. All gifts and entertainment of any amount given or received are required to be reported by the Employee to Ecofin’s Chief Compliance Officer. Employees may promptly report any gift or entertainment given or received through MyComplianceOffice or include such gifts and entertainment in the required Quarterly Certification discussed below. Ecofin’s Chief Compliance Officer or his or her designee will maintain a Gift and Entertainment Log. NOTE: Promotional items (e.g., pens, mugs, t-shirts and other logo bearing items) and commemorative gifts relating to business transactions (e.g., such as Lucite tombstones) do not have to be reported and do not count toward the £100 (or equivalent) limit. Any meal, car or limousine service or chartered plane travel received by an Employee during the course of his/her attendance of a “road-show” is exempt from reporting.

Quarterly Certification. On a quarterly basis, every Employee will be required to certify their compliance with these procedures through MyComplianceOffice.

5.Questions and Clarifications.

Any questions as to the appropriateness of gifts, travel and entertainment opportunities should be discussed with Kelsie Thomas and Lisa Anderson.

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Any gifts or entertainment received from brokers must be specifically flagged as such and cannot be accept by an individual Employee. Any gifts sent to the office – such as perishable food stuffs – can be offered to all Employees by being left in the kitchen for general consumption.

A Gifts and Inducements Register is maintained via MCO

H.CONFLICTS OF INTEREST POLICY

Ecofin has a fiduciary duty to manage and deal on the best interests of its clients.
FCA Principle 8 requires us to manage conflicts of interest fairly, both between itself and its customers and between a customer and another client.
SYSC 10.1 (SEC) requires the Company to take all reasonable steps to identify conflicts of interest between:
•Ecofin (including its managers, employees or any person directly or indirectly linked to them by control), and a client of the Company; or
•One client of Ecofin and another client
Accordingly, our Conflicts of Interest Policy is designed to identify, assess, manage and if appropriate, disclose all potential and actual conflicts of interest in our business.
This Policy is attached to the Ecofin Compliance Manual.

I.PROXY VOTING POLICY
On behalf of our clients, Ecofin invests in securities issued by public issuers, which are listed on securities exchanges. In relation to these investments, we have the authority to vote proxies on behalf of our clients in such securities.
Ecofin makes proxy voting decisions in accordance with these proxy voting policies and procedures to ensure that the Company is voting in the best interests of our clients. There may be situations in which Ecofin decides in the best interests of its client’s to deviate from these policies and procedures; in this event, it will document in writing the reason for the deviation.

Guidelines for Voting Proxies
Ecofin has a commitment to evaluate and vote proxy issues in the best interests of its clients. Ecofin will generally vote proxy proposals, amendments, consents or resolutions relating to client securities, including interests in private investment funds, if any, (collectively, "proxies") in accordance with the following guidelines:

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•The Company will generally support a current management initiative if our view of the Issuer’s management is favorable;
•The Company will generally vote to change the management structure of an Issuer if it would increase shareholder value;
•The Company will generally vote against management if there is a clear conflict between the Issuer’s management and shareholder interest;
•In some cases, even if Ecofin supports an Issuer’s management, there may be some corporate governance issues that Ecofin believes should be subject to shareholder approval; and
•The Company may abstain from voting proxies when it is determined that the cost of voting the proxy exceeds the expected benefit to our clients.

Generally, all proxies are evaluated and voted on a case-by-case basis, considering each of the relevant factors set forth above. Ecofin, in all cases, will vote for any proposals that we believe will be most advantageous to our clients.
If an independent third party or a committee is utilised in making a decision to vote on a proxy, Ecofin will submit the proxy to such third party or committee for a decision. The Operations Manager will execute the proxy in accordance with such third party or committee's decision and update the Company’s proxy recordkeeping.

Conflicts of Interest
There may be times in which conflicts may arise between the interest of the client and the interest of Ecofin. The Company will always strive to address such conflicts in the best interests of the client. If a perceived material conflict of interest arises in connection with a proxy vote, Ecofin may resolve such perceived material conflicts of interest as follows:

•The Company may delegate the voting decision for such proxy proposal to an independent third party;
•The Company may delegate the voting decision to an independent committee of partners, members, directors or other representatives of the client, as applicable;
•The Company may inform the investors or account of the conflict of interest and obtain consent to (majority consent, in the case of a fund) vote the proxy as recommended by Ecofin; or
•The Company may obtain approval of the decision from Ecofin 's senior management.

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If a perceived material conflict of interest has been identified, the Chief Compliance Officer will maintain a written record of the resolution of the material conflict of interest and the determination of the proxy vote.

Recordkeeping
Ecofin will also maintain records relating to each proxy, including (i) the voting decision with regard to each proxy; and (ii) any documents created by the portfolio manager or others, that were material to making the voting decision.

Upon request, clients may receive a copy of Ecofin’s Proxy Voting Policy and how the Company voted its proxies.

J.COMPLAINTS

Ecofin Advisors Limited (the “Company”) believes that reasonable and prompt handling of shareholder complaints is a key component of its shareholder services and public relations, and that proper handling of shareholder complaints is fundamental to delivering on its service objectives. This Complaints Policy documents how shareholder complaints will be handled in respect of the Company.
I.Definition of Complaints
A complaint includes any statement, whether in writing or verbally, from a shareholder or the shareholder’s agent alleging a grievance against the Company or its agent in respect of actions or omissions undertaken on behalf of the Company. Examples of matters that may lead to a complaint include but are not limited to:

•incorrect charges;
•delays;
•administrative errors;
•investment advice;
•failure to carry out instructions;
•poor customer service;
•misleading product information;
•disputes over price/amounts payable; or
•breach of agreement or contract.
A complaint does not include a request received to take a specific action or solve a specific problem.
II.Procedures for Handling of Complaints
a.General Process
The following steps outline the general process for handling complaints:

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•Receipt
•Recording
•Notification to complainant of receipt of complaint
•Investigating
•Determining correct course of action
•Notification to complainant of proposed remedy and how this will be achieved
•Assessing complainant satisfaction
•Determining next steps if complainant is unsatisfied
•Notifying complainant of right to refer the matter to the Central Bank or requisite authority

b.Receipt of Complaints
Complaints may be received by the Company from its clients or from the Distributor or the Administrator of its clients. All complaints received shall be forwarded to the Administrator. Complaints may be made by its clients free of charge.
In the event that the Administrator receives what it believes to be a verbal complaint, it shall immediately inform the Company of the matter. The Company in conjunction with the Administrator as appropriate, shall determine whether the matter constitutes a complaint.
c.Response to Complaints
The Company shall respond to the complainant, either directly or through the Administrator, acknowledging receipt within 24 hours of receipt of the complaint. Such response shall indicate that the Company are investigating the complaint and will provide a response within five business days.
Within five business days of receipt of the complaint, Company shall respond to the complainant in writing.
d.Maintenance of Complaints File
All complaints received in writing shall be maintained by the Company. In addition, all complaints, no matter whether received in writing or verbally shall be documented in a centralised complaints log. Such complaints log shall also include, at a minimum, the following information:
•complainant contact name, contact details, and account number
•date and time complaint received
•description of form of complaint (written, verbal, etc.)
•general description of the substance of the complaint
•all written correspondence or a description of any verbal correspondence between the Company and the complainant
•details of the response or redress offered by the Company
•any compliance, regulatory, or franchise impact resulting from the complaint
•any other additional information.
III.Availability of Complaints Policy

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The Company shall provide to its investors a description, which may be provided in summary form, of the Complaints Policy free of charge.

K.ANTI-BRIBERY POLICY
The Bribery Act 2010 establishes four categories of offence:

1.Bribing another person;
•Offer, promise or give to another a financial or other advantage in connection with a person performing a function improperly.
2.Being bribed;
•Request, agree to receive or accept a financial or other advantage in connection with a person performing a function improperly.
3.Bribing a foreign public official (“FPO”) or offering a financial advantage;
•With the intention of influencing the FPO in his capacity, in order to obtain or retain business or an advantage in the conduct of business.
4.Failure of a commercial organisation to prevent bribery
•An associated person bribes another person intending to obtain or retain business or an advantage in the conduct of business for an organisation AND there are no adequate procedures in place to prevent bribery.
The first three offences are capable of being committed by an individual or an organisation, whilst the fourth can be committed by an organisation only.

The Bribery Act 2010 covers bribery of private persons as well as public officials, removes the requirement to prove a corrupt intent and introduces the corporate offence of failing to prevent bribery. Facilitation payments remain illegal under the Act, even if they are permitted by local custom.

The penalties for the act of bribery include 10 years’ imprisonment and an unlimited fine for individuals and an unlimited fine for companies. The senior management is also guilty of the same offence as the organisation it manages, if it consented to the offence. The proceeds derived from acts of bribery are likely to be considered as “criminal property” for the purposes of UK anti-money laundering legislation and should be reported to the Serious Organised Crime Agency (“SOCA”). Failure to do so may result in up to five years’ imprisonment and an unlimited fine. The penalties for money laundering are up to 14 years’ imprisonment and an unlimited fine.

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Failing to prevent bribery
The offence of failing to prevent a person associated with the organisation from bribing another person on its behalf applies only to “commercial organisations”. This includes entities incorporated in the UK, regardless of where they conduct their business and entities incorporated outside of the UK that conduct their business in the UK.
An “associated person”, in accordance with Section 8 of the Bribery Act 2010, includes a person who performs services for or on behalf of the organisation regardless of their capacity. This will generally include employees, agents, subsidiaries and joint venture partners. It is a defence to demonstrate that, despite the bribery taking place, the organisation had “adequate procedures” in place to prevent bribery.
Defence - adequate procedures
The adequacy of the procedures will depend on the risks faced by an organisation. Small companies are not generally required to implement policies as extensive as those of large multi-national organisations and, where no risk of bribery exists, an organisation will not be required to have any anti-bribery procedures in place (although this is unlikely to be the case for most organisations and would be very difficult to prove without the organisation having conducted, and documented, a review of its bribery risks).
Principles
The guidance published by the Ministry of Justice2 (“the Guidance”), recommends that organisations adopt a risk based approach to managing the risk of bribery and has established six key principles to assist organisations in developing robust policies and procedures. The principles are as follows:

1.Proportionate procedures - the organisation should develop clear and precise policies and procedures to reduce the risk of bribery. These should be proportionate to the risk associated with the size, nature and complexity of the business and its activities and should establish clear reporting lines and methods of escalating any issues identified.
2.Top level commitment - the culture of the organisation should be seen to flow from senior management down. It is therefore important that the top-level management (board of directors, partners, governing body, etc.) takes responsibility for communicating the organisation’s anti-bribery stance and ensuring that it is adhered to.
3.Risk assessment – thorough assessments of the risks faced by the organisation should be conducted on an ongoing basis. These assessments should take into account both the internal and external risks of bribery. In

2 “Guidance about procedures which relevant commercial organisations can put in place to prevent persons associated with them from bribing”.

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particular, transactions conducted in riskier jurisdictions or with foreign public officials should warrant a higher degree of assessment.
4.Due diligence – where risks are identified, appropriate investigations should be conducted to ensure bribery is not occurring. These will include a review of all associated persons.
5.Communication (including training) – the communication of the organisation’s policies and procedures is as important as the policies themselves and this should be evidenced. The senior management should ensure that all associated persons are aware of the organisation’s policies and procedures and agree to comply with them, or have adequate policies and procedures in place. Training should also be conducted for all staff initially when they join the firm and then on an ongoing basis as necessary.
6.Monitoring and review – the policies and procedures should be reviewed annually and updated where appropriate. The organisation should also incorporate bribery into its internal monitoring programme and record any incidents and actions taken.

Policies and Procedures
None of the Directors of Ecofin Advisors Limited, nor its employees may give, agree to give or offer any benefit or other consideration to any person, including a public official or an employee in the private sector, as an inducement or reward for that person doing or not doing an act in relation to his principal affairs or business.
It is an offence just to offer such a gift or other consideration whether or not the offer is accepted or acted upon. The provision or acceptance of cash gifts is strictly prohibited. It should be noted that this is an area that is being closely scrutinised by the FCA and the Serious Fraud Office.

None of the Directors of Ecofin Advisors Limited nor its employees may request, agree to receive or accept any benefit or other consideration from any person as an inducement or reward for doing or not doing an act in relation to his principal affairs or business.
In the event that such an offer is received, the individual concerned should report that fact to the CCO.

Risk Assessment
The Firm is dedicated to ensuring that it adequately assesses and categorises risk appropriately, based on the following five key areas:

•Country Risk;
•Sectoral Risk;

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•Transaction Risk;
•Business Opportunity Risk; and
•Business Partnership Risk.
Country risk - The Firm assesses each jurisdiction in which it conducts business against Transparency International’s Corruption Perceptions Index (“TI List”). The TI List can be found at the following link: http://cpi.transparency.org/cpi2011/. Activities conducted in jurisdictions with a lower score are categorised as significantly riskier than those conducted in jurisdiction with a higher score.
Sectoral risk - Following on from a Country Risk analysis, the Firm then assesses the risk of bribery in the sector in which it operates for the relevant jurisdiction. This is completed by contacting industry representatives, embassies and Chambers of Commerce. The results of the Country Risk and Sectoral Risk analysis are used to determine a base risk rating.

Transaction risk - The Firm monitors transactions to ensure that riskier transactions are identified and monitored closely for any indications of bribery. This will include any large transactions, a large number of small payments, unusual, complex or secret payments, transactions involving multiple counterparties, those requiring local government permission, etc. The Firm ensures that all its associated persons are aware that it does not condone any form of bribery and that any suspicions it may have of bribery will allow the Firm to conduct an audit of that associated person’s books and terminate the contract at the Firm’s discretion. This is evident from the contracts the Firm enters into and how it conducts its business.

Business Opportunity risk - The Firm regularly assesses its internal risk of bribery. In order to minimise this risk the Firm ensures that:
•The Board of Ecofin Advisors Limited actively express a commitment to reducing the risk of financial crime, including bribery and corruption.
•Policies and procedures are reviewed annually.
•Staff members are provided with relevant, understandable and effective training.
•It prohibits the provision of cash to staff (apart from de minimis amounts to cover small incidental expenses).
•It prohibits the receipt or giving of cash gifts.
•Checks are completed when recruiting new staff members that are proportionate to their respective roles, for example, CRB checks.
•There is annual monitoring of staff members’ fitness and propriety and financial soundness.
•The Firm maintains clear and confidential anti-bribery reporting lines.

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•Remuneration structures are designed to avoid incentivising staff to gain business through bribes.
•The Risk Register is regularly reviewed by senior management, which includes the Firm’s exposure to financial crime risk and the systems and controls in place to mitigate this risk.
•Risk based approvals are required for third party payments and documentation demonstrating a clear understanding of the rationale behind all payments.

Business Partnership risk - The Firm conducts due diligence on all persons that perform services for the Firm or on the Firm’s behalf. In each case, the Firm ensures, prior to transacting any business, that it is satisfied that the associated person will not engage in bribery.

The Firm categorises associated persons into two categories:
Lower risk – this includes: regulated firms, firms subject to equivalent local rules, firms with which it has a trading history, and personal contacts.
Higher risk – this includes: firms in high risk jurisdictions, unregulated firms, individuals, new start-ups and firms not subject to equivalent local rules.

Due diligence
Purpose – the purpose of conducting due diligence is to collect sufficient and effective information on an associated person (who will provide services for the Firm or on the Firm’s behalf) in order to analyse the risk of bribery from conducting business with that associated person. This due diligence should be used to determine a risk rating for that associated person and the level of monitoring the business relationship requires.
Controls – the extent of the controls required will vary depending on the risk the associated person presents, but is likely to include:
•Sanctions check – all relevant information obtained is checked monthly in the LexisNexis Sanctions Checker which covers UK, US, European and Worldwide sanctions lists
•Due diligence questionnaire – this should be carefully drafted to elicit honest responses with information that you can verify and use. Common questions include:
-Identifying the beneficial owners of the associated person, senior management and supervisory personnel servicing your account.
-Identifying where the associated person operates (i.e. does this include any sanctioned countries).
-Requests for customer references.
-Onsite visit where possible.

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-Any relevant judicial or regulatory findings.
-Any connections with government officials.
-Enquiring into the associated person’s controls to avoid bribery (see below).
•Clear statement of work – this should include fees, costs, commissions, etc. It is important to monitor the statement of work to ensure that the business relationship does not stray from this without reasonable explanation (which must be verified). The agreed statement of work must be in line with the market norms, both to ensure that the Firm is obtaining good value and that there is not a significant excess which could represent bribery.
•Research – good sources of independent information include internet searches, local relevant authorities, business contacts, etc.
•Follow up – any information received should be followed up and verified. It is unlikely that a firm which obtains information but fails to do anything with it will be treated any differently to a firm that does no due diligence. Examples of good follow-up include checking references, obtaining copies of associated person’s anti-bribery policies and procedures and examples of employment contract/contractual provisions, etc.
•Commitment to anti-corruption – part of good due diligence is determining whether an associated person has a serious commitment to anti-corruption. This may, where possible, mean obtaining a copy of the associated person’s anti-bribery policy, although not every jurisdiction will require firms to have such a policy. You should also enquire about any training individuals receive, governance statements, hiring processes, etc. Again, it is important to verify any information obtained.
•Commercial awareness – it is important to consider whether local agents are required, the expertise of the agent, whether the agent will be engaging with the local government, are the fees incurred reasonable and can they be justified. In terms of verification, this could simply involve someone else in the firm reviewing the information obtained and determining the market value for the services received.
•Review – only completing due diligence at the start of a business relationship is insufficient. It should be an ongoing process, reviewed regularly. High risk associated persons will require due diligence on a more frequent basis than those with a lower risk rating. High risk associated persons should be reviewed on an annual basis and low risk on an bi-annual basis.

EMPLOYEE OBLIGATIONS

The Firm requires all employees to comply with its policies and procedures. Any breach of such these may result in disciplinary action by the Firm and potentially criminal prosecution. The Directors of Ecofin Advisors Limited have appointed the

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CCO to take overall responsibility for the implementation and continued monitoring of the Firm’s anti-bribery policy.
All employees must report any concerns or suspicions of actual, attempted or suspected bribery to the CCO. All reports will be fully investigated and reported to the Directors of Ecofin Advisors Limited.

It is important that you do not discuss your concerns or suspicions with anyone other than the CCO, regardless of their seniority. The only exception is if your concerns relate to the CCO; in these circumstances you should discuss your concerns with Jean-Hugues de Lamaze.

FREQUENTLY ASKED QUESTIONS

How do I determine whether something amounts to a bribe?
The relevant test is whether a reasonable person in the UK would consider the advantage offered, promised, given or received is for the intention of ensuring, or may reasonably be expected to result in, the improper performance of a function or activity.
Could a firm based outside the UK be caught by the Bribery Act?
Yes. If some or part of the Firm’s business is carried out in the UK, the Firm could be caught under the Act. This includes a subsidiary, a branch, an agent, etc.

Are activities conducted outside the UK within the scope of the Act?
Yes, if your Firm is caught by the Act.

Is the private sector caught by the Act?
Yes. The offence of bribery applies to any function of a public nature, connected with a business, performed in the course of a person’s employment or performed on behalf of a firm or another body or other persons. It therefore applies to both the public and private sectors.
Can firms offer corporate hospitality and gifts under the Act?
The Guidance confirms that hospitality and gifts made in good faith, with the intention of establishing cordial relations, are not caught by the Act. However, where the intention is to gain a financial or other advantage this can amount to a bribe. It will generally depend on the type and level of the advantage offered, the manner and form in which the advantage is provided and the level of influence the individual receiving the benefit has over the business decision.

As a general rule, hospitality and gifts which are proportionate and reasonable to a firm’s industry are very unlikely to be caught under the Act. The Guidance includes examples of reasonable hospitality such as tickets to sporting events (e.g. Wimbledon or a Grand Prix), dinner and reasonable travel expenses.

Has the stance on facilitation payments changed?

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No. Facilitation payments remain illegal under the Act. The guidance acknowledges that facilitation payments are part of normal business in some parts of the world. To that extent, the Guidance refers to the guidance issued by the Director of the Serious Fraud Office and the Director of Public Prosecutions (“SFO/DPP Guidance”), which outlines how the offence is likely to be prosecuted.
The SFO/DPP Guidance states that where there is sufficient evidence of bribery (a facilitation payment) the prosecutors will consider whether a prosecution is required in the public interest. In determining this, the prosecution will have regard to:
•The size of the payments;
•Whether the payments are planned for and part of a standard way of conducting business;
•Whether the firm has adequate policies and procedures in place to deal with requests for facilitation payments; and
•Whether the individual making the payment was in a vulnerable position.

Can I rely on a third party to conduct due diligence on my behalf?
Yes, although you will first need to conduct a risk assessment on the third party. You should also obtain copies of any due diligence obtained on your behalf as part of your monitoring.
Are businesses required to renege on existing arrangements, where they are not satisfied that an existing associated person has adequate anti-bribery procedures?
The Guidance makes specific reference to granting “due allowance” to firms that have existing arrangements with associated persons. This applies in the short term to the requirement that associated persons have adequate anti-bribery procedures in place. Firms should ensure at the first reasonable opportunity that all associated persons adopt adequate anti-bribery procedures.

Is a non-UK parent with a UK subsidiary caught by the Act?
In determining whether a non-UK parent is caught by the rules, a firm will need to consider the degree of independence the subsidiary has from its parent. Relevant considerations are likely to include:
•The influence the parent entity has over the general activities of the subsidiary and how often this influence is exercised;
•How the subsidiary is supported financially;
•The business activities of the parent and subsidiary; and
•The reporting lines in the subsidiary.

What is the extent of a firm’s liability for the actions of associated persons?

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Employees
A firm will be liable for the actions of an employee, where it has failed to ensure that it has adequate policies and procedures in place (adequacy of procedures is discussed above).

Contractors
In terms of liability for the actions of contractors, these may be caught by the definition of associated persons if they are performing services for or on behalf of the Firm. The Guidance accepts that firms may only have influence over the relationship with their contractual parties and there may be a series of subcontractors. It is likely that these subcontractors would be providing services to their counterparty and not the Firm and hence would fall outside the scope of the definition of associated persons. The Guidance suggests conducting risk-based due diligence and incorporating anti- bribery provisions into contracts with associated persons, requiring them to adopt the same provisions with the next party in the chain.

What are the key risks for Funds?
•Marketers - the Firm should ensure that it has policies and procedures in place to ensure that potential investors are not improperly influenced to invest in the funds.
•Hospitality – any gifts and entertainment should be proportionate and reasonable to the industry. Adherence to a suitable gifts and entertainment policy should mitigate this risk.
•Agents and Consultants – the Firm may be liable for the actions of any agents or consultants it appoints to the performance of services for or on behalf of the Firm. This is particularly risky where the Firm is conducting business in a foreign jurisdiction.

L.ANTI-FRAUD POLICY
Introduction
Fraud is the act of obtaining by deception money or assets belonging to another which will benefit the fraudster and expose the victim to a loss. Fraud may be committed against individuals and firms, for example, through:
•the use of false or stolen identities to defraud financial services organisations; or
•the use of the internet, for example, the setting up of websites purporting to belong to a reputable institution.
The FCA requires firms to take reasonable care to establish and maintain effective systems and controls for countering the risk that the firm might be used to further financial crime.

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1.Preventing Fraud
Ecofin has adopted policies and procedures to detect and respond to fraud in a timely and effective manner. All staff are required to fully co-operate with any investigations and ensure that they adhere to Ecofin’s policies and procedures at all times.

There are numerous ways the Ecofin protects itself against fraud, which include:
•Established and clear reporting lines;
•Regular analysis of risks;
•Appropriate internal procedures covering all areas of the business;
•Segregation of duties;
•Employment screening;
•Taping and monitoring of phone calls;
•Staff training;
•Compliance monitoring programme;
•Detailed KYC processes; and
•IT security measures.
The above bullet points are expanded on elsewhere in this Manual.

All staff should be aware of the key indicators of fraud, which include:
•Increased levels of stress without a high workload;
•Lifestyle not commensurate with salary;
•Reluctance to take annual leave;
•Results ‘too good to be true’;
•Reported and forecast figures the same or similar; and
•Complex or unique business arrangements.

It should be noted that no single or multiple indicators necessarily mean an individual is involved in fraud, but should be considered in conjunction with any suspicious behaviour. It is the responsibility of every employee to take an active role in the prevention of fraud. Ecofin has policies and procedures below to assist you in helping to prevent fraud. In addition, training will be provided both initially and on an annual basis.

2.Policies and Procedures
All staff members must report any concerns or suspicions of actual, attempted or suspected fraud to the CCO. They will verify and investigate any suspected instances of fraud, escalating any concerns to senior management, if appropriate in accordance with the Fraud Response Plan below. All discussions with the CCO in this regard will

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be kept confidential. It is important that you do not discuss your concerns or suspicions with anyone other than the CCO, regardless of their seniority.
3.Fraud Response Plan
In determining whether to launch a full investigation into the suspected fraud, the CCO will consider:
•The evidence readily available (i.e. that which can be collected without alerting the individual/s that he/she is being investigated);
•Any potential motives the individual/s may have;
•The type and size of the suspected fraud;
•The risk to the business; and
•The individual/s’ access to sensitive information and/or systems and controls.
If the CCO is satisfied that there are reasonable grounds to suspect fraud, a fraud committee will be established. The CCO will lead the investigation and involve senior people from different teams (e.g. compliance, legal, HR, IT, audit, security), as appropriate and on a need to know basis.
The type of investigation will be largely dependent on the type of suspected fraud (e.g. expenses fraud, payroll fraud, target manipulation, funds diversion, data theft and asset theft), but is likely to include:
•Establishing a list of evidence to be gathered and task staff with the delivery by a certain date;
•Restricting the suspected individual/s’ access to e-mails, systems and controls, and sensitive information;
•Suspending the suspected individual/s with pay during the investigation;
•Securing evidence;
•Conducting formal interviews with relevant staff members; and
•Identifying and targeting any areas of weakness.
It is important that the Chief People Officer is fully involved throughout the investigation and consulted before any action is taken. The CCO should also inform Ecofin’s professional indemnity insurers, consult clients and hold internal discussions with staff members.
A report from the fraud committee should be presented to the Board, outlining the findings of the investigation and any systemic areas of weakness. If there is evidence of fraud, Ecofin should obtain legal advice before proceeding with any action against the individual/s involved. Where the report highlights any systemic areas of weakness, measures should be immediately adopted to strengthen these controls.

SEC Anti-fraud Provisions and Fiduciary Duties

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The relationship between the Company and its clients is fiduciary in nature and governed by statute and common law principles. Under common law, the Company owes a duty of loyalty to its clients and must deal fairly and honestly with them. The fiduciary relationship between the Company and its clients impose an affirmative duty of good faith and full and fair disclosure, as well as an affirmative obligation to employ reasonable care to avoid misleading its clients. The precise extent and nature of the Company’s duty varies according to the nature of the relationship between it and its clients and the circumstances of each case. A breach of the Company’s fiduciary duty would also constitute a fraudulent act in violation of Section 206 of the Advisers Act, discussed below.
1.Under Section 206(1), (2) and (4) of the Advisers Act, it is unlawful for the Company to employ any device, scheme or artifice to defraud any client or prospective client; to engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or to engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

2.Under Section 206(3) of the Advisers Act, it is unlawful for the Company to act as principal for its own account knowingly to sell any security to or purchase any security from a client without disclosure to such client in writing before completion of the transaction the capacity in which the Company is operating and obtaining consent of the client to the transaction (disclosure of and consent to each transaction, not a general consent to prospective transactions). The same disclosure and consent must be obtained before effecting agency cross transactions, except a prospective consent is permitted if obtained in accordance with Rule 206(3)-2. No principal transaction or agency cross transaction shall be effected until reviewed by the CCO for compliance with these provisions, and the CCO shall document each such review.

3.Form ADV Part 2A requires an investment adviser to disclose to any client or prospective client all material facts with respect to (i) its financial condition that is reasonably likely to impair the adviser’s ability to meet its contractual commitments to its client if the Company has discretionary authority, has custody of client funds or securities or requires prepayment of fees more than $1,200 six (6) months or more in advance; and (ii) a legal or disciplinary event that is material to an evaluation of the adviser’s business or the integrity of its management. Applicable Company personnel shall promptly provide information to the CCO, who shall implement any required disclosures to clients.

4.The Company’s fiduciary duty to its clients requires that, in the selection of broker-dealers to execute portfolio transactions, the Company must generally seek the most favorable net prices and the most reliable execution, clearance and settlement of such transactions. In some cases, however, consideration may be given to additional factors such as the furnishing by broker-dealers of supplemental brokerage or research services to the Company. Where such services are deemed to be particular value to the

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Company in providing investment advice to clients, orders may be placed with broker-dealer even though the commission rates at which such orders are executed may be higher than those charged by other broker-dealers.

Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) provides a safe harbor against an investment adviser’s breach of its fiduciary duty in situations where the furnishing of brokerage or research services is a consideration in the allocations of portfolio business. Three tests must be met in order for the Company to avail itself of such safe harbor. First, the brokerage or research services furnished must provide lawful and appropriate assistance to the Company in carrying out its responsibilities in managing its accounts. Second, there must be adequate disclosure in its Form ADV. Third, the Company must determine in good faith that any excess charge or commission is reasonable in relation to the value of the services provided, viewed in terms of either a particular transaction or the overall responsibilities of the Company as to the accounts over which it exercises investment discretion. Further, the Company must periodically review the charges and commissions in relation to the charges and commissions of other broker-dealers to be satisfied of the reasonableness of the charges and commissions being paid.

The Company’s fiduciary duty requires it to disclose that when a client directs the Company to use a particular broker-dealer, the Company may not negotiate transaction costs to the same extent as with other broker-dealers.
The Company’s policy and procedures regarding its broker selection practices is set forth in this Compliance Manual and Code of Ethics, and is also set forth in Part 2A of its Form ADV.

5.Misrepresentation of material facts to a client, as well as misusing or diverting client funds clearly violate Section 206 of the Advisers Act and state fiduciary duty laws. Nondisclosure of material facts also would violate Section
206. Examples include:

a.Failure to disclose receipt of commissions and Rule 12b-1 fees or service fees (fees paid by or in connection with investment companies).
b.Failure to disclose a financial interest in securities that are recommended.

c.Failure to disclose receipt by the Company of consideration from an issuer, underwriter or dealer for recommending a security (a specific violation of Section 17(b) of the Securities Act of 1933).

Company personnel shall advise the CCO of any such practices, and the CCO shall promptly determine and effect the Company’s disclosure obligations with respect to these matters.
Other practices that generally would be deemed to violate Section 206 of the Advisers Act include: interpositioning a broker in a transaction with a dealer; front-running; and taking an opportunity belonging to a client. The CCO shall

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periodically review the holdings and transactions of the Company and its personnel and the transactions made for clients, to determine if any of these activities are occurring or if other conflicts of interest exist.

M.WHISTLEBLOWING POLICY
The Board of Ecofin Advisors Limited are committed to maintaining the highest standards of honesty, openness and accountability, and recognise that all Directors of the Firm and other members of staff have an important part to play in achieving this goal.
Employees will usually be the first to know when someone inside, or connected with, an organisation may be doing something improper, but may feel apprehensive about voicing their concerns. This may be because they feel that speaking up would be disloyal to their colleagues or to the organisation itself. Or it may be because they do not think that their concerns will be taken seriously or they are afraid that they will be penalised in some way. However, the Firm does not believe that it is in anyone's interest for employees with knowledge of wrongdoing to remain silent.
The Firm takes all malpractice very seriously, whether it is committed by senior managers, staff members, suppliers or contractors. This Manual sets out a procedure by which staff can report their concerns.
a.The Public Interest Disclosure Act 1998
The Public Interest Disclosure Act 1998 amends the Employment Rights Act 1996 to give protection from victimisation and dismissal to individuals who make certain disclosures in the public interest.
In normal circumstances a "qualifying disclosure" is one which satisfies the three criteria below:
a.It is made in good faith;
b.It is made in the reasonable belief that the information disclosed tends to reveal one or more of the following:
-That a criminal offence has been, is being or is likely to be committed;
-That there has been, is or is likely to be a failure to comply with a legal obligation;
-That the health or safety of any individual has been, is being or is likely to be endangered;
-That the environment has been, is being or is likely to be damaged; and

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-That there is information that shows that one of the above has been, is being or is likely to be concealed.
c.It is made to one of the following:
-The employer (or the person specified by the employer under any internal whistleblowing procedure);
-Where the disclosure concerns the actions of a person other than the employer, that person;
-If the disclosure is made in the course of obtaining legal advice, a legal adviser (the requirement of “good faith” does not apply here);
-In the case of employers of Non-Departmental Public Bodies, the relevant Government Minister; and
-Where the employee additionally believes that the allegation, and any information contained in the allegation, is substantially true, a person or body prescribed by the Secretary of State.
Notwithstanding the Public Interest Disclosure Act 1998, all staff members remain obligated to follow compliance reporting procedures, as outlined in this Manual and any other Firm policy documents.
b.Reportable activities
It is not possible to give an exhaustive list of the activities that constitute malpractice but, broadly speaking, the Firm would expect you to report the following:
•Criminal offences;
•Failure to comply with legal obligations;
•Miscarriages of justice;
•Actions which endanger the health or safety of staff members or the public;
•Actions which cause damage to the environment; and
•Actions which are intended to conceal any of the above.
It will not always be clear that a particular action falls within one of these categories and the Directors and employees of the Firm must use their own judgement in this regard. However, the Firm would prefer staff members to report their concerns rather than keep them to themselves. If a report is made in good faith, then, even if it is not confirmed by an investigation, the initial concern will be valued and the member of staff will not be liable to disciplinary action. If a false report is made, maliciously or for personal gain, then disciplinary action may result.

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This procedure is not a substitute for the Firm’s grievance procedure. This should be used if members of staff have a complaint or concern in relation to any internal procedure or action which affects their employment directly.
c.Making a report
A report may be made either verbally or in writing. The Firm would normally expect concerns to be raised internally with Lisa Anderson who is the Chief Compliance Officer and MLRO of Ecofin Advisors Limited.
The CCO may request that the reporting member of staff clearly sets down their concerns in writing, together with any evidence supporting their concerns. Notwithstanding this internal Whistleblowing Policy, any suspicion of Money Laundering or related Financial Crime must be reported to the MLRO.
The Firm does not expect the individual making the report to have absolute proof of any alleged malpractice. However, they will need to be able to show the reason(s) for their concern.
The Firm will do everything in its power to keep the identity of the reporting individual secret, if they so wish. However, there may be circumstances where their identity needs to be disclosed, for example, if the report becomes the subject of a criminal investigation, wherein they may be needed as a witness, or where their identity needs to be disclosed to the regulatory authorities. Should this be the case, the matter will be discussed with the individual at the earliest possible opportunity.
d.Investigating reports
Once a report has been made, the Firm will acknowledge receipt of it within one business day. The Firm will endeavour to deal with any concerns raised under this procedure quickly and efficiently.
The Firm will need to make preliminary enquiries to decide whether a full investigation is necessary. If such an investigation is deemed necessary then, depending on the nature of the misconduct, the initial concerns will be either:
•Investigated internally (by senior management); or
•Referred to the appropriate external person (for example, the Firm’s external auditors, the FCA or the police) for investigation.
Subject to any legal constraints, the Firm will inform the reporting member of staff of the outcome of the preliminary enquiries, full investigation and any further action that has been taken.
If the reporting member of staff is unhappy with the outcome of an investigation, the Firm would prefer that a separate report be submitted

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explaining why this is the case. The fresh concerns will subsequently be investigated where there is good reason to do so.
The reporting individual may not think that this process is appropriate and may want to raise their concerns directly with an external organisation, such as the Financial Conduct Authority, who is the regulator of Ecofin Advisors Limited . It is, of course, open for them to do so, provided that they have sufficient evidence to support their claim, and their contact details are provided below:
Financial Conduct Authority
The FCA’s direct whistleblowing number is: 020 7066 9200 The FCA’s direct email address: whistle@FCA.gov.uk
For further information, see: http://www.fca.org.uk/site-info/contact/whistleblowing

Letters should be sent to:
Authorisation Intelligence Department (Ref.: PIDA) Financial Conduct Authority
25 The North Colonnade Canary Wharf
London E14 5HS

The Firm strongly advises that, before concerns are reported externally, independent advice is sought from the following:
Public Concern at Work
Suite 306
16 Baldwin's Gardens London
ECIN 7RJ
Tel: 020 7404 6609

Additionally, the SEC adopted a series of rules to implement the whistleblower provisions of Section 21F of the Securities Exchange Act of 1934 added by the Dodd- Frank Wall Street Reform and Consumer Protection Act. These provisions require the SEC to pay awards, subject to certain limitations and conditions, to whistleblowers who provide the SEC with original information about possible violations of the Federal securities laws. Section 21F also contains anti-retaliation provisions that prohibit employers from taking various actions in response to lawful acts taken by whistleblowers.

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The Firm has established a policy of “no tolerance” for (1) retaliation of any kind by or on behalf of the Firm or any employee against good faith reports or complaints of alleged fraud, other violations of federal securities laws or other unethical behaviour, and (2) the cover-up of any detected inappropriate activity. A person must be acting in good faith in reporting a complaint or concern under this policy. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

N.PREVENTION OF CRIMINAL FACILITATION OF TAX EVASION
The UK Government HM Revenue & Customs (HMRC) updated its draft guidance during October 2016 on the Criminal Finances Bill imposing criminal liability on businesses that fail to prevent their employees, agents and other associated persons (“Associated Persons”) from facilitating tax evasion. The Criminal Finances Act reached Royal Assent on 27 April 2017 and the Bill came into force by September 2017. It introduced two new corporate offences relating to prevent Associated Persons from:

•Facilitating UK tax evasion
•Facilitating foreign tax evasion
Relevance to Firms
The offences apply to all business entities including:

•Fund Managers
•Funds of funds
•Special purpose vehicles
•Custodians
•Administrators
•Fund Service Providers
The above offences are founded on three components:

•Criminal tax evasion by a taxpayer (either an individual or a legal entity) under existing law;
•Criminal facilitation of the tax evasion by an Associated Person of a Relevant Body (while acting in the capacity of an Associated Person);
•Failure by the Relevant Body to prevent its Associated Person from committing the criminal facilitation act
Tax evasion in relation to foreign tax
HMRC stipulates that two additional criteria must be met where the tax evasion is in relation to foreign tax:

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•The Relevant Body must have sufficient UK nexus, for example, incorporated or conducting business in the UK) or its Associated Person must have carried out the criminal facilitation in the UK; and

•Dual criminality-the conduct of the tax payer and the facilitator must be recognised as criminal in both the UK and jurisdiction to which the foreign tax relates.
Who is a Relevant Body?
A “Relevant Body” may be a body corporate or a partnership (wherever incorporated or formed) or a firm or entity of similar character formed under the law of a foreign country;

Who is the Associated Person?
A person will be acting in capacity of a person associated with a Relevant Body where the person is:
(a)an employee of the Relevant Body acting in the capacity of an employee;
(b)an agent of the Relevant Body acting in the capacity of agent;
or (c) performing services for or on behalf of the Relevant Body and acting in the capacity of a person performing such services

PRINCIPLES AND APPLICATIONS
The Firm, following discussions with Optima Partners (its Compliance Consultants), has put in place procedures to prevent incidences of facilitating tax evasion using the 6 guiding principles set out by the HMRC:

Risk assessment
•The Firm considers the risk of tax evasion as part of its assessment of country risk of the funds it manages, including whether the country subscribes to the Common Reporting Standard, sectoral risk, transaction risk, business opportunity risk, business partnership risk, product risk and customer risk.
•With respect to the funds which the Firm manages, the funds’ administrators are expected to carry out additional tax risk assessments within KYC and AML for existing and new underlying investors
oThe Firm documents this as part of its due diligence visits and updates with the administrator
oThe Firm records incidences of where the administrator raised concerns over an investor and how it was investigated
oThe Firm must be satisfied that the controls in place by the administrator are in line with its Tax Evasion policy
•The Firm has managed accounts, and therefore carries out in-house tax evasion risk assessment for these during the opening of the account, and periodically thereafter
•Where the Firm engages with a 3rd party (marketing materials, promotions, consultants, acting as Associated Persons) it includes a confirmation note within the agreement or engagement letter that the 3rd party is also assessing and mitigating the risks of tax evasion

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•The Firm’s Tax-Evasion Risk Assessment Register identifies the motive, risk, means and opportunity for an Associated Person to commit tax evasion and lists the mitigating actions
•The Firm’s Tax-Evasion Risk Assessment identifies where existing procedures or the Firm’s business culture may add to the risk of tax evasion and lists the mitigation actions

Proportionality of risk-based prevention procedures
•The Board of Directors of Ecofin Advisors Limited are committed to understanding and articulating the approach to mitigating tax evasion risks to all staff
•The Board of Directors has implemented a strategy to ensure that all staff are trained and understand tax evasion policies
oThere are designated internal personnel who have the responsibility of implementing any tax-evasion policies or working practices across the business
oThe implementation (training programmes, website updates etc) are accountable to the Governing Body
•The Board has the responsibility of oversight and maintains tax evasion policy and procedures at its annual meeting as a review item
•The Firm maintains a register which records incidences of suspected and actual wrongdoing, and what action was taken
•Where suspected tax evasion has been highlighted by an employee, the Firm will protect whistle-blowers in line with its existing whistle-blowing protection policy

Top level commitment
•Senior management at Ecofin endorse and uphold preventing tax evasion policies, and take responsibility for implementing firm-wide prevention measures, the assessment of risk, the adherence to disciplinary measures and continued commitment to the whistleblowing process to include matters regarding tax evasion by Associated Persons
•The Firm’s Board of Directors have in place a clear escalation process for raising internal tax evasion concerns.
•The Firm ensures they receive adequate information from their 3rd parties on their respective commitment to preventing tax evasion
oMaterials attesting to this from 3rd parties are recorded on an audit trail
oThe Firm’s Governing Body document concerns where 3rd parties do not demonstrate sufficiently strong adherence to the principles of HMRC tax evasion and what decisions or actions were made

Due diligence
•The Firm conducts an initial assessment of its counterparties using its tax risk assessment
•Based on the outcome of the risk assessment, the Firm conducts a due diligence process on its counterparty’s adherence to UK tax evasion policies and this is recorded in an audit trail

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Communication (including training)
•The Firm’s Tax Evasion policy is to be approved at Board Meetings
•The Firms procedures for preventing tax evasion are embedded into the business culture through staff onboarding and communicated to external parties in engagement letters, terms of business and in due diligence correspondence
•The Firm has a zero tolerance policy on any reported breaches and maintains an open-door policy for employees who wish to ask questions
•The Firm produces clear and robust external communications with new clients and other 3rd parties (including service providers) on its tax evasion policy

Monitoring and review
•As the risks related to tax evasion vary over time, the Firm conducts reviews of its procedures including internal staff training, as outlined here.
•The Firm has qualified personnel to generate and monitor internal feedback and keeps abreast of developments or updates as given by the HMRC and industry best practices
•The Firm maintains an audit trail of all compliance training, with signed registers containing dates and names of staff who attended

Further disclosures on fund documents
•The Firm will provide additional disclosures on tax evasion compliance policy and procedures in fund documents and investor side letters, and is aware that this assists their investors with their due diligence
•This may include making these additional disclosures on the marketing documents and offering memoranda as appropriate

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O.POLICIES AND PROCEDURES WITH RESPECT TO PAYMENTS TO PUBLIC OFFICIALS
General

This has been adopted by Ecofin Advisors Limited (“the Adviser” or ”the Firm”) with respect to the Adviser’s SEC regulatory obligations.

Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is designed to prevent investment advisers from seeking to influence government officials' awards of advisory contracts by making or soliciting political contributions to those officials (“pay-to-play” practices).

Pay-to-play practices could, for example, lead a political official to choose an investment adviser with higher fees or inferior investment performance because the adviser contributed funds to the official's election campaign.

The Adviser is also prohibited from providing or agreeing to provide payment to any person to Solicit a Government Entity for investment advisory services on behalf of that Adviser unless such person is an SEC-registered investment adviser or broker- dealer.

The cornerstone of Rule 206(4)-5 is a two-year “time-out” from providing compensated advisory services following certain triggering Contributions. Specifically, Rule 206(4)- 5 prohibits the Adviser from receiving any compensation for providing investment advice to a Government Entity for two years after a Contribution to an Official of the Government Entity has been made by the Adviser or one of its Covered Associates. This two-year time-out applies regardless of whether the Adviser is actually aware of the triggering Contribution.

Policy and Procedures

The Firm has implemented the following policy and procedures to ensure compliance with the pay-to-play requirements:
(1)Except for a Permitted Contribution, no Covered Associate of the Adviser shall, directly or indirectly, without the prior review and written approval of the Adviser’s Chief Compliance Officer:
(i)make any Payment to, or for the benefit of or at the request of, any Official,
PAC or political party; or
(ii)coordinate, or Solicit any person (including any family member, political party or PAC) to make any Payment to an Official, PAC or political party.
(2)If a Covered Associate of the Adviser desires to make a Payment (other than a Permitted Contribution), or to coordinate or Solicit any other person to make any

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Payment (other than a Permitted Contribution) to, or for the benefit of or at the request of, any Official, PAC or political party, as set forth in Paragraph (1) above, then the Covered Associate will submit a written request to the Adviser’s Chief Compliance Officer that shall include the following:
(i)the amount of the proposed Payment;
(ii)the Official, PAC or political party to whom such Payment or on whose behalf such coordination or solicitation is proposed to be made;
(iii)if applicable, the elective or appointed office or other government position that such Official occupies at the time of the proposed Payment, coordination or solicitation;
(iv)if applicable, the elective or appointed office or other government position sought by such Official at the time of the proposed Payment, coordination or solicitation;
(v)if applicable, the identity of the person who has requested that such Covered Associate make the proposed Payment or engage in such coordination or solicitation;
(vi)the form of the proposed Payment, coordination or solicitation; and
(vii)a brief description of the reason for the Payment, coordination or solicitation and any other relevant facts or circumstances.
(3)Written requests will be reviewed on an ongoing basis. The decision of the Adviser’s Chief Compliance Officer with respect to each request will be final and binding. Payments to any Official who controls or participates in decisions by a Government Entity in selecting investment advisers to manage assets, whether such control or participation is direct or indirect (for example, through the power to appoint individuals who control or participate in such decisions), will not be permitted in states or other jurisdictions where the Firm is conducting business or anticipates conducting business with a Government Entity. If a PAC is closely associated with an Official to whom a direct Payment would not be permitted, then a Payment to such PAC probably will not be permitted. Coordination or solicitation of payments from others to Officials to whom direct Payments would not be permitted, or to any political party of a state or other locality in which the Firm is conducting or seeking to conduct business with a Government Entity, will not be permitted.
(4)If a request to make a Payment or coordinate or Solicit Payments is approved, the Payment shall be made promptly or the coordination or solicitation shall occur promptly thereafter, and written notice of such Payment, coordination or solicitation (including the date and amount thereof) shall be given to the Adviser’s Chief Compliance Officer.
(5)If the Adviser’s Chief Compliance Officer desires to make a Payment other than a Permitted Contribution or coordinate or Solicit other Persons to make Payments, he or she shall submit a written request to the Board of Directors, which shall be submitted and approved in the same manner as set forth in paragraphs (2) – (4) above.

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(6)If a Covered Associate of the Adviser makes a Permitted Contribution, then such Covered Associate shall notify the Adviser’s Chief Compliance Officer of such Permitted Contribution in writing of such Permitted Contribution. Such notice shall include the date and amount of such Permitted Contribution and the person to whom such Permitted Contribution was made.
(7)If a Covered Associate of the Adviser discovers that a Payment was made by such individual or on such individual’s behalf, or if such individual has engaged in any activity in violation of any of (1)-(6) above, such Covered Associate shall promptly provide written notice of such Payment (including the information outlined in (2) above) to the Adviser’s Chief Compliance Officer.
(8)Neither the Firm nor any Covered Associate may do anything indirectly that would be prohibited if done directly under Rule 206(4)-5 or this Policy.

Applicability, Certification and Sanctions

(1)This Policy shall apply to each Covered Associate as long as he or she remains a Covered Associate and as long as such Person shall continue to receive any severance, distributions or other payments from the Firm after termination, unless otherwise waived by the Firm in its sole discretion after consultation with counsel.
(2)The Firm expects all consultants and other independent contractors of the Firm to comply with the Policy in full to the extent that they are Covered Associates. Each such consultant or independent contractor will certify in writing that he, she or it is aware of this Policy and that he, she or it is subject to this Policy, whenever he, she or it is acting by or on behalf of the Firm, as a condition to his, her or its engagement by the Firm.
(3)Each Covered Associate shall certify that he or she has read and understands the Policy and will comply with the Policy. Re-certification by each or any subset of Covered Associates may be required on an annual basis.

(4)Any violation of this Policy could materially and adversely affect the business or prospects of the Firm and could result in civil or criminal sanctions against the Firm. Any violation of this policy by a Covered Associate is grounds for disciplinary action, including termination.
(5)Any questions about this Policy should be directed to the Chief Compliance Officer or, in his or her absence, a member of the Adviser’s Board of Directors.

Definitions
“Covered Associate” of an Adviser means:
(i)any general partner, managing member, executive officer or other individual with a similar status or function;

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(ii)any employee who Solicits a Government Entity on behalf of the Adviser, as well as any person who supervises, directly or indirectly, such employee, which also includes an independent contractor that Solicits or supervises those who Solicit a Government Entity on behalf of the Adviser; and
(iii)any political action committee (“PAC”) controlled3 by the Adviser, or by any of the persons in (i) and (ii) above.

“Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for: the purpose of influencing any election for federal, state or local office; payment of debt incurred in connection with any such election; or transition or inaugural expenses of the successful candidate for state or local office.
“Government Entity” means any state and political subdivision of a state4, including:
(i)any agency, authority, or instrumentality of the state or political subdivision;
(ii)a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a defined benefit plan as defined in section 414(j) of the Internal Revenue Code, or a state general fund;
(iii)a plan or program of a Government Entity; and
(iv)officers, agents or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a Government Entity.

“Payment” means any gift, subscription, loan, advance, or deposit of money or anything of value.
“Permitted Contribution” means any Payment or Payments by a Covered Associate that is a natural person to Officials:
(i)for whom the Covered Associate was entitled to vote at the time of the Contribution(s) and which in the aggregate do not exceed $350 to any one Official, per election; or
(ii)for whom the Covered Associate was not entitled to vote at the time of the Contribution(s) and which in the aggregate do not exceed $150 to any one Official, per election.

3 The SEC would consider an Adviser or its Covered Associate to have “control” over a PAC if the Adviser or its Covered Associate has the ability to direct or cause the direction of the governance or operations of the PAC.
4 Includes local governments. See Release No. IA-3043, Section II.B.2.(a)(2), page 43.

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“Plan or program of a Government Entity” means any participant-directed investment program or plan sponsored or established by a State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by section 529 of the Internal Revenue Code, a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code, or any similar program or plan.

“Solicit” means:
(i)with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and
(ii)with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

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P.SOCIAL MEDIA POLICY

The use of social networks (including professional networking sites) and social media sites (collectively “social networks”) such as, but not limited to, Facebook, Twitter, LinkedIn, and YouTube is widespread for both work and personal purposes. While Facebook, Twitter, LinkedIn and YouTube are some of the more well-known social networks in use at this time, Ecofin acknowledges that new social networks are constantly being introduced and the most common social networks in use today may not be the same tomorrow. As a result of the constantly evolving nature of social networks, the Firm intends this policy to apply to ALL social networks, whether or not currently developed or in use.

While social networks can foster connections between colleagues, employees and friends, and allow the sharing of information quickly, the information posted to social networking sites is in the public domain. As Firm employees, your activity on social networks may reflect on the Firm’s business. Furthermore, the Adviser is regulated by the FCA’s and SEC’s guidelines and restrictions. The use of social media by the Adviser and its employees for any business related purpose may be considered to be advertisements governed by Section 206 of the Investment Advisers Act of 1940 and Investment Advisers Act Rule 206(4)-1.

In order to ensure compliance with all applicable regulations, the Firm has adopted this policy governing use of social networks for all employees. The Firm reserves the right to sanction employees for violations of the policy, up to and including termination of employment. This policy is not to be interpreted as a violation of Section 7 of the National Labor Relations Act or equivalent employment legislation in the UK. Please contact Compliance with any questions or concerns.

This policy applies to all types of social networking activity associated with the Firm by: (1) using firm information technology systems, including computers, firm-email addresses, mobile devices, or other technology; (2) using non-firm computers, mobile devices or other technology linked to the firm’s systems; and/or (3) having your online profile indicate that you work at the Firm.
Use of Social Media for Business or Personal Use

The Firm maintains various social media accounts. Only authorized persons are permitted to post content to those firm-sponsored accounts.
The Firm utilizes Hearsay Social to facilitate the usage of social networks by its employees for business purposes. Any social media account used for business purposes must be disclosed and linked to the Firm’s Hearsay Social platform. This allows the Firm to keep appropriate records and monitor social media communications for misuse and compliance violations. Using an account for a business purpose is defined as posting or publishing information that goes beyond listing static business card information. Failure to disclose and link an account used for a business purpose is considered a compliance violation.

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Static business card information includes:
•Name
•Company
•Dates of Employment
•Job Title
•Contact Information for Associate and/or Company
•An official Human Resources provided job description, or shortened version thereof, or compliance-approved job description

At this time, we have determined that only LinkedIn and Twitter accounts may be used for business purposes. Use of the LinkedIn Recruiting application is also allowed for use by the Firm’s Human Resources department with respect to information/communication regarding job postings.

Employees are encouraged to add the following language to their profiles for social media accounts used for a business purpose: “The postings on this site represent my own opinions and do not necessarily reflect the views of TortoiseEcofin Investments, LLC or any affiliate thereof.”

As an employee of the Firm, you have the option to continue to use any of your social networks for personal use only. Employees are not prohibited from indicating that they work at the Firm in online profiles but may not misrepresent their job title or position.
Hearsay Social Platform

Employees using social media accounts for a business purpose must do so using the Hearsay Social platform. This means that all content must be posted through the Hearsay Social platform, rather than natively. Posting natively is defined as posting directly on the actual social network. Failure to utilize Hearsay Social for any social networks utilized for a business purpose is considered a violation of this policy.

Through Hearsay Social, the Marketing Department provides a library of pre-approved content to make it easy for employees to share relevant, compliant information across their social networks, specifically Twitter and LinkedIn. Employees are permitted to create their own content, pursuant to this policy.

Social Network Content; Compliance with Securities Laws and Regulations

Because of the highly regulated nature of our business, Firm employees shall NOT use personal email, or the email, chat, or direct message function on any social networking site (including What’s App, Telegram and LinkedIn) unless within an Approved Platform listed in Annex A, for business purposes including when communicating information that would be required to be retained by the Firm under securities laws, which may include all communications with clients, as well as communications about client trades and client portfolios. In the event that an employee must use a platform to communicate that is not included as an Approved Platform in Annex A of this Policy, they must forward a copy of the

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communication to their business email (or other Approved Platform) to comply with recordkeeping requirements.
Employees are to refrain from misrepresenting their job title or position, posting any privileged or non-public client-related or business material or making any comments or other posts that violate specific provisions of Rule 206(4)-1. Rule 206(4)-1 prohibits the use of false or misleading advertising as well as past specific recommendations, offers of free services, representations that devices such as graphs or charts can be used to make investment decisions without specifying the limitations of the devices and testimonials. Testimonials include endorsements given or received on sites such as LinkedIn. As a result, in general employees are not permitted to display a link to the Firm website, including the website of any Firm affiliate, on any social networking sites (including LinkedIn) as this could be construed as an employee’s endorsement or testimonial of the Firm’s business, which is forbidden under federal securities laws. Federal securities laws and/or the Firm’s internal policies also prohibit the posting of any privileged or non-public information on social networks about the Firm’s business activities and clients. Furthermore, employees are not permitted to accept or provide recommendations, referrals, references or other endorsements via LinkedIn or any other social networks. Requests for referrals should be directed to the Chief People Officer. Employees are also restricted from including investment performance information on their social networks.

If an employee has any questions regarding whether any post, endorsement, referral, etc. may violate applicable securities regulations, please promptly contact the Adviser’s compliance personnel.

Additional Procedures Pertaining to Licensed Employees
Investment Advisory Representatives (IARs)

It is especially important for IARs who have a Form U-4 filed with the SEC and who have client contact to ensure that they do not provide or receive a referral to/from any other person on their social networks, as this may be viewed as a prohibited testimonial under the federal securities laws. IARs need to ensure that they do not inadvertently solicit beyond the states in which the Firm is authorized to conduct business. IARs should also not offer to recommend or provide any recommendation to purchase or sell a particular security, provide general commentary about stock market and/or Firm strategies, or discuss factors that may affect the market in general.
Additional Social Media Guidelines

The following principles apply to all of your external communications using blogs, online chat rooms, networking internet sites, social internet sites, and other electronic and non-electronic forums (collectively “social media”) and in other external communications, whether personal or business-related, including activities on behalf of the Firm and on Firm-sponsored sites.
You are responsible. You are solely responsible for the content you publish or communicate externally and in all online activities. Online social media is

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generally considered public regardless of your privacy settings and once posted, information may exist indefinitely on the Internet. Do not purport to represent the views of the Firm in any fashion.
Respect. Be respectful of Firm employees, clients, vendors, competitors and other third parties. Never post any information or rumors that you know to be false. Avoid posting anything that could be viewed as malicious, obscene, threatening or intimidating; that disparages or defames Firm employees, clients, vendors or other parties; or that be construed as harassment in violation of the Firm’s Anti-Harassment Policy or applicable law.
Confidential information. Maintain the confidentiality of the trade secrets and confidential, proprietary or trademarked information of the Firm and other entities and information. Do not post internal reports, policies, procedures or other internal business-related confidential information including any information regarding clients of the firm. Questions concerning disclosure may be discussed with the Chief Compliance Officer of the Adviser.
Company symbols. Do not use the Firm or fund logos, trademarks, or other symbols in social media. You may not use any Firm name or any fund name to endorse, promote, denigrate or otherwise comment on any product, personal project, opinion, cause or person.
Financial products or funds. Do not mention specific financial products, closed-end funds, mutual funds, private funds or any TortoiseEcofin strategies in your posts.
Comply with all other Firm policies. When using online social media, you are expected to comply with this policy, as well as all other Firm policies and procedures.
Use of personal online social media tools for Firm business is prohibited. Similar to television, print, and radio advertising, social media is subject to a number of regulatory and business-related restrictions. Therefore, you may not use any online social media accounts or platforms to conduct Firm business, including advertising, soliciting, and communicating in a business capacity.
Reporting of Violations. All employees have a responsibility to report any violations of this Policy to the Compliance Department.
Use of the Firm’s IT Resources and Communications Systems

All contents of the Firm’s IT resources and communications systems are the property of the Firm. This includes, but is not limited to, any data sent or received while accessing the Firm’s wireless networks, whether on a work device or personal device. The Firm retains the right to monitor and review any activity on its electronic information and communications systems, as permitted by applicable law. Therefore, employees should have no expectation of privacy whatsoever in any message, files, data, document, facsimile, telephone conversation, social media post, conversation or message, or any other kind of information or communications transmitted to,

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received or printed from, or stored or recorded on the Firm’s electronic information and communications systems.
Any questions regarding, or perceived violation of, this policy should be referred to the Chief Compliance Officer of the Adviser.

You are expressly advised that in order to prevent misuse, the Firm reserves the right to monitor, intercept and review, without further notice, whether or not on company equipment or internet access, any and all activities by employees using social networks for a business purpose and/or any and all activities using the company's IT resources and communications systems, including but not limited to social media postings and activities, and you consent to such monitoring by your acknowledgement of this Policy and your use of social networks for a business purpose and your use of the company's resources and systems. The Firm reserves the right to sanction employees for violations of the policy, up to and including termination of employment.
This policy is subject to change without notice at any time.

Approved Platforms
The following platforms, in addition to business email, have been approved for business use by Compliance and communications exchanged on these platforms are subject to regular monitoring.
Microsoft Teams Bloomberg IM or Email
Social Media platforms that have been synced to Hearsay

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